UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2008

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2008, the Board of Directors of Ryder System, Inc. (the "Company") approved amendments to the Company’s Bylaws, effective immediately. A copy of the Bylaws, as amended, is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

The amendments approved by the Board amend the prior Bylaws of the Company in the following principal respects:

1. Amend Article IV, Section 5 (Notice of Stockholder Business and Director Nominations) to:

• Explicitly provide that the notice procedures set forth in Section 5 apply to all director nominations and other proposals of business and are the exclusive means for a stockholder to submit such business (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which provides its own procedural requirements).

• Expand and add additional specificity to the categories of information which a stockholder proponent must provide in its notice about (i) the stockholder proponent, including interests in derivative securities, relationships and/or arrangements between the proponent and the director nominee, (ii) the director nominee, if applicable, including information that would enable the Board to determine a nominee's eligibility to serve as an independent director and (iii) any business proposed by the stockholder.

• Revise the notice period to nominate candidates at annual meetings of stockholders or bring other business before an annual meeting of stockholders to not earlier than the opening of business on the one hundred twentieth (120th) day prior to, nor later than the close of business on the ninetieth (90th) day prior to, the first anniversary of the date on which the Company held the preceding year's annual meeting of stockholders. Prior to the amendment, notice was required to be given not less than ninety (90) days prior to the date of the annual meeting.

• Similarly revise the notice periods (i) with respect to an annual meeting scheduled on a date significantly different from the one year anniversary of the previous year’s annual meeting and (ii) relating to special meetings of stockholders called to elect directors.

• Effect additional minor clarifications and revisions relating to notice of stockholder business and director nominations.

2. Amend Article XII (Indemnification of and Advance to Officers, Directors, Employees and Agents) to clarify the rights to indemnification and advancement of expenses that a person is entitled to if he or she was or is a party, or is threatened to be made a party, to a proceeding by reason of the fact that such person is or was a director, officer, or employee of the Company or is or was serving at the Company’s request as a director, officer or employee of another entity.

3. Remove the Company-specific definition of "Independent Director," as it may be inconsistent with the NYSE’s mandatory director independence standards.

In addition to the amendments described above, the Company’s Bylaws were amended to include various technical and clarifying corrections and other non-substantive changes.

The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to the text of the Bylaws as adopted and effective as of October 10, 2008.

Item 8.01 Other Events.

In September, the Company renewed its trade receivables purchase and sale program, pursuant to which the Company sells certain of its domestic trade accounts receivable to Ryder Receivable Funding II, L.L.C. (RRF LLC), a bankruptcy remote, consolidated subsidiary of the Company, that in turn may sell, on a revolving basis, an ownership interest in certain of these accounts receivable to a receivables conduit or committed purchasers. The Company uses this program to provide additional liquidity to fund its operations, particularly when it is cost effective to do so. The costs under the program may vary based on changes in the Company's unsecured debt ratings and changes in interest rates. The available proceeds that may be received under the program are limited to $250 million. If no event occurs which causes early termination, the 364-day program will expire on September 8, 2009. The program contains provisions restricting its availability in the event of a material adverse change to the Company’s business operations or the collectibility of the securitized receivables.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit 3.1 Bylaws of Ryder System, Inc., as amended October 10, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

October 15, 2008	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Ryder System, Inc., as amended October 10, 2008.